Exhibit 10 (j)

RECEIVABLES SALE AGREEMENT

DATED AS OF May 3, 2001

between

OXFORD INDUSTRIES, INC.,
as Originator,

and

OXFORD RECEIVABLES COMPANY,
as Buyer

TABLE OF CONTENTS

Page

ARTICLE I AMOUNTS AND TERMS OF CONTRIBUTIONS AND PURCHASES *

Section 1.1 Contributions of Ineligible Receivables. *

Section 1.2 Purchases of Eligible Receivables. *

Section 1.3 Payment for the Purchases. *

Section 1.4 Purchase Price Credit Adjustments *

Section 1.5 Payments and Computations, Etc. *

Section 1.6 License of Software. *

Section 1.7 Characterization *

ARTICLE II REPRESENTATIONS AND WARRANTIES *

Section 2.1 Representations and Warranties of Originator *

(a) Existence and Power *

(b) Power and Authority; Due Authorization, Execution and Delivery *

(c) No Conflict *

(d) Governmental Authorization *

(e) Actions, Suits *

(f) Binding Effect *

(g) Accuracy of Information *

(h) Use of Proceeds *

(i) Good Title *

(j) Perfection *

(k) Places of Business and Locations of Records *

(l) LockBoxes, Etc *

(m) Originator Material Adverse Effect *

(n) Names *

(o) Ownership of Buyer *

(p) Not a Holding Company or an Investment Company *

(q) Compliance with Law *

(r) Compliance with Credit and Collection Policy *

(s) Payments to Originator *

(t) Enforceability of Contracts *

(u) Eligible Receivables *

(v) Accounting *

(w) Solvency *

ARTICLE III CONDITIONS OF PURCHASE *

Section 3.1 Conditions Precedent to Initial Purchase. *

Section 3.2 Conditions Precedent to Subsequent Payments. *

ARTICLE IV COVENANTS *

Section 4.1 Affirmative Covenants of Originator. *

(a) Financial Reporting *

(i) Annual Reporting *

(ii) Quarterly Reporting *

(iii) Compliance Certificate *

(iv) S.E.C. Filings *

(v) Change in Credit and Collection Policy *

(vi) Other Information *

(b) Notices *

(i) Termination Events or Unmatured Termination Events *

(ii) Judgment and Proceedings *

(iii) Originator Material Adverse Effect *

(c) Compliance with Laws and Preservation of Existence *

(d) Audits *

(e) Keeping and Marking of Records and Books *

(f) Compliance with Contracts and Credit and Collection Policy *

(g) Ownership *

(h) Administrator's and Lender's Reliance *

(i) Collections *

(j) Taxes *

Section 4.2 Negative Covenants of Originator *

(a) Name Change, Offices and Records *

(b) Change in Payment Instructions to Obligors *

(c) Modifications to Contracts and Credit and Collection Policy *

(d) Sales, Adverse Claims *

(e) Accounting for Purchases *

ARTICLE V TERMINATION EVENTS *

Section 5.1 Termination Events. *

Section 5.2 Remedies. *

ARTICLE VI INDEMNIFICATION *

Section 6.1 Indemnities by Originator. *

Section 6.2 Other Costs and Expenses *

Section 6.3 Taxes *

ARTICLE VII MISCELLANEOUS *

Section 7.1 Waivers and Amendments *

Section 7.2 Notices *

Section 7.3 Protection of Ownership Interests of Buyer *

Section 7.4 Confidentiality *

Section 7.5 Bankruptcy Petition *

Section 7.6 Return of Funds Not Constituting Collections *

Section 7.7 CHOICE OF LAW *

Section 7.8 CONSENT TO JURISDICTION *

Section 7.9 WAIVER OF JURY TRIAL *

Section 7.10 Integration; Binding Effect; Survival of Terms *

Section 7.11 Counterparts; Severability; Section References *

Exhibits and Schedules

Exhibit I - Definitions

Exhibit II - Chief Executive Office; Principal Place(s) of Business; Location(s) of Records; Federal Employer Identification Number; Other Names

Exhibit III - LockBoxes and LockBox Accounts

Exhibit IV - Form of Compliance Certificate

Exhibit V - Form of Subordinated Note

Exhibit VI Form of Purchase Report

Schedule A List of Documents to Be Delivered to Buyer Prior to the Initial Purchase

RECEIVABLES SALE AGREEMENT

THIS RECEIVABLES SALE AGREEMENT, dated as of May 3, 2001, is by and between Oxford Industries, Inc., a Georgia corporation (together with its successors, "Originator"), and Oxford Receivables Company, a Delaware corporation ("Buyer"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I hereto (or, if not defined in Exhibit I hereto, the meaning assigned to such term in the Loan Agreement).

PRELIMINARY STATEMENTS

Originator now owns, and from time to time hereafter will own, Receivables. To the extent that such Receivables are Ineligible Receivables, Originator wishes to contribute and assign to Buyer, and Buyer wishes to accept from Originator, all of Originator's right, title and interest in and to such Ineligible Receivables, together with the Related Security and Collections with respect thereto. To the extent that such Receivables are Eligible Receivables, Originator wishes to sell and assign to Buyer, and Buyer wishes to purchase from Originator, all of Originator's right, title and interest in and to such Eligible Receivables, together with the Related Security and Collections with respect thereto.

Each of the parties hereto intends the transactions contemplated hereby to be true sales or true contributions to Buyer by Originator of the Receivables, providing Buyer with the full benefits of ownership of such Receivables, and neither Originator nor Buyer intends these transactions to be, or for any purpose to be characterized as, loans from Buyer to Originator.

Buyer plans to finance its purchases of Eligible Receivables hereunder by borrowing under that certain Loan Agreement dated as of May 3, 2001 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the "Loan Agreement") among Buyer, as borrower, Originator, as initial servicer, Three Pillars Funding Corporation, a Delaware corporation (together with its successors and permitted assigns, "Lender"), and SunTrust Equitable Securities Corporation, a Tennessee corporation, as agent and administrator for Lender (in such capacity, together with its successor and assigns in such capacity, the "Administrator").

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

  AMOUNTS AND TERMS OF CONTRIBUTIONS AND PURCHASES

    Contributions of Ineligible Receivables.

      Effective on the Closing Date, Originator does hereby contribute, assign, transfer, set-over and otherwise convey to Buyer, and Buyer does hereby accept from Originator as a contribution to Buyer's capital, all Ineligible Receivables existing as of the close of business on the Business Day immediately prior to the Closing Date (the "Initial Cutoff Date"), together with all Related Security relating thereto and all Collections thereof.

      Effective on each Business Day after the Closing Date through and including the Termination Date (the Closing Date and each such subsequent Business Day, a "Purchase Date"), Originator does hereby contribute, assign, transfer, set-over and otherwise convey to Buyer, and Buyer does hereby accept from Originator as a contribution to Buyer's capital, all Ineligible Receivables existing as of the close of business on the Business Day immediately prior to such Purchase Date, together with all Related Security relating thereto and all Collections thereof.

    Purchases of Eligible Receivables.

      Effective on the Closing Date, in consideration for the Purchase Price paid to Originator and upon the terms and subject to the conditions set forth herein: (i) Originator does hereby sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and (ii) Buyer does hereby purchase from Originator, all of Originator's right, title and interest in and to all Eligible Receivables existing as of the close of business on the Initial Cutoff Date, together with all Related Security relating thereto and all Collections thereof.

      Effective on each Purchase Date after the Closing Date in consideration for the Purchase Price paid to Originator and upon the terms and subject to the conditions set forth herein: (i) Originator does hereby sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and (ii) Buyer does hereby purchase from Originator, all of Originator's right, title and interest in and to all Eligible Receivables existing as of the close of business on the Business Day immediately prior to such Purchase Date.

      Buyer shall be obligated to pay the Purchase Price for the Eligible Receivables purchased hereunder from Originator in immediately available funds or with the proceeds of a Subordinated Loan in accordance with Section 1.3. On each Reporting Date, Originator shall (or shall require Servicer to) deliver to Buyer (with a copy to Administrator) a report in substantially the form of Exhibit VI hereto (each such report being herein called a "Purchase Report") with respect to the Receivables sold or contributed during the Calculation Period then most recently ended. In addition to, and not in limitation of, the foregoing, in connection with the payment of the Purchase Price for any Receivables purchased hereunder, Buyer may request that Originator deliver, and Originator shall deliver, such information or documents as Buyer may reasonably request.

      It is the intention of the parties hereto that each sale or contribution of Receivables to Buyer pursuant to this Agreement shall constitute a true sale or contribution or other absolute transfer and assignment, which sale, contribution, transfer or assignment is absolute and irrevocable and provides Buyer with the full benefits of ownership of the Receivables. Except for the Purchase Price Credits owed to Originator pursuant to Section 1.4, each sale of Receivables hereunder by Originator is made without recourse to Originator; provided, however, that (i) Originator shall be liable to Buyer and each of its assigns for all representations, warranties, covenants and indemnities made by Originator pursuant to the terms of the Transaction Documents to which Originator is a party, and (ii) no such sale constitutes, or is intended to result in, an assumption by Buyer or any assignee thereof of any obligation of Originator or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of Originator. In view of the intention of the parties hereto that sale or contribution of Receivables made hereunder shall constitute a true sale or contribution of such Receivables rather than a loan secured thereby, Originator agrees that it will, on or prior to the Closing Date and in accordance with Section 4.1(e)(ii), mark its master data processing records relating to the Receivables with a legend acceptable to Buyer and to Administrator, evidencing that Buyer has purchased or otherwise acquired such Receivables as provided in this Agreement and to note in its financial statements that its Receivables have been sold or contributed to Buyer. Upon the request of Buyer or Administrator, Originator will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer's ownership interest in the Receivables and the Related Security (other than Excluded Items) that is subject to Article 9 of the UCC and Collections with respect thereto, or as Buyer or Administrator may reasonably request.
    Payment for the Purchases.
      The Purchase Price for the initial Purchase shall be payable in full by Buyer to Originator on the Closing Date, and shall be paid to Originator in the following manner:
        by delivery of immediately available funds; and

        the balance, by delivery of the proceeds of a subordinated revolving loan from Originator to Buyer (each, a "Subordinated Loan") in an amount not to exceed the least of (A) the remaining unpaid portion of such Purchase Price, (B) the maximum Subordinated Loan that could be borrowed without rendering Buyer's Net Worth less than the Required Capital Amount, and (C) twenty percent (20%) of such Purchase Price. Originator is hereby authorized by Buyer to endorse on the schedule attached to the Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of Buyer thereunder.

      The Purchase Price for each Eligible Receivable coming into existence after the Initial Cutoff Date shall be due and owing in full by Buyer to Originator or its designee on the Purchase Date immediately following the Business Day on which such Receivable comes into existence (except that Buyer may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by Originator to Buyer hereunder and which have become due but remain unpaid) and shall be paid to Originator in the manner provided in the following paragraphs (b), (c) and (d).

      With respect to any Eligible Receivables coming into existence after the Initial Cutoff Date, on each Settlement Date, Buyer shall pay Originator the Purchase Price therefor in accordance with Section 1.3(d) and in the following manner:

      first, by delivery to Originator or its designee of immediately available funds;

      second, by delivery to Originator or its designee of the proceeds of a Subordinated Loan, provided that the making of any such Subordinated Loan shall be subject to the provisions set forth in Section 1.3(a)(ii); and

      third, at Originator's election unless the Termination Date has occurred, by accepting a contribution to its capital in an amount equal to the remaining unpaid balance of such Purchase Price.

      Originator irrevocably agrees to advance each Subordinated Loan requested by Buyer on or prior to the Termination Date. The Subordinated Loans shall be evidenced by, and shall be payable in accordance with the terms and provisions of the Subordinated Note and shall be payable solely from funds which Buyer is not required under the Loan Agreement to set aside for the benefit of, or otherwise pay over to, Lender.

      From and after the Termination Date, Originator shall not be obligated to (but may, at its option) sell or contribute Receivables to Buyer.
      Although the Purchase Price for each Eligible Receivable coming into existence after the Initial Cutoff Date shall be due and owing in full by Buyer to Originator on the Purchase Date immediately following the Business Day on which such Eligible Receivable comes into existence, settlement of the Purchase Price between Buyer and Originator shall be effected on a monthly basis on Settlement Dates with respect to all Receivables originated during the same Calculation Period and based on the information contained in the applicable Purchase Report delivered by Originator for the Calculation Period then most recently ended. Although settlement shall be effected on Settlement Dates, increases or decreases in the amount owing under the Subordinated Note made pursuant to Section 1.3 and any contribution of capital by Originator to Buyer made pursuant to Section 1.3(b) shall be deemed to have occurred and shall be effective as of the last Business Day of the Calculation Period to which such settlement relates.
    Purchase Price Credit Adjustments

    . If on any day:

      the Outstanding Balance of any Receivable purchased from Originator is:
        reduced as a result of any defective, rejected or returned goods or services, any discount or adjustment or otherwise by Originator (other than a reduction in such Outstanding Balance resulting from (A) cash Collections received by Buyer or Servicer, on Buyer's behalf, on account of such Receivable's Outstanding Balance, or (B) any reserve established against or write-off of such Receivable that is made due to its becoming a Defaulted Receivable), reduced (in whole or in part) as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or any of the representations and warranties set forth in Sections 2.1(h), (i), (j), (r), (s), (t), (u), the second sentence of Section 2.1(q) hereof and the last clause (relating to bulk sales laws) of Section 2.1(c) are not true when made or deemed made with respect to any Receivable, then, in such event, Buyer shall be entitled to a credit (each, a "Purchase Price Credit") against the Purchase Price otherwise payable to Originator hereunder equal to (x) in the case of a reduction under the preceding clause (a)(i) or (ii), the amount of such whole or partial reduction, and (y) in the case of a misrepresentation described in the preceding clause (b), the full Outstanding Balance of such Receivable. If such Purchase Price Credit exceeds the aggregate Original Balance of the Receivables originated on any day, Originator shall pay the remaining amount of such Purchase Price Credit in cash (i) if the Termination Date has not occurred, not later than the next Settlement Date, and (ii) if the Termination Date has occurred, immediately, provided that if the Termination Date has not occurred, Originator shall be allowed to deduct the remaining amount of any Purchase Price Credit owing by it from any indebtedness owed to it under the Subordinated Note.

    Payments and Computations, Etc.

    All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of Originator designated from time to time by Originator or as otherwise directed by Originator. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; provided, however, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

    License of Software.
      To the extent that any software used by Originator to account for the Receivables is non-transferable, Originator hereby grants to Buyer, Administrator and Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all such software used by Originator to account for such Receivables, to the extent necessary to administer such Receivables, whether such software is owned by Originator or is owned by others and used by Originator under license agreements with respect thereto, provided that should the consent of any licensor of such software be required for the grant of the license described herein, to be effective, Originator hereby agrees that upon the request of Buyer (or its assigns), Originator will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable until the later to occur of (i) indefeasible payment in full of the Obligations (as defined in the Loan Agreement), and (ii) the date on which each of this Agreement and the Loan Agreement terminates in accordance with its terms.
      Originator (i) shall take such action requested by Buyer and/or Administrator (as the ultimate assignee), from time to time hereafter, that may be necessary or appropriate to ensure that Buyer under the Loan Agreement has an enforceable ownership interest in the records included in the Receivable Files relating to the Receivables purchased from Originator hereunder, and (ii) shall use its reasonable efforts to ensure that Buyer, Administrator and Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for such Receivables and/or to recreate such records.
    Characterization

  . If, notwithstanding the intention of the parties expressed in Section 1.2(d), any sale or contribution by Originator of Receivables hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties' intention that the sale of Receivables by Originator hereunder shall constitute a true sale thereof: Originator hereby grants to Buyer a valid and continuing security interest in all of Originator's right, title and interest in, to and under all Receivables which are now existing or hereafter arising, all Collections and Related Security with respect thereto, all other rights and payments relating to such Receivables and all proceeds of the foregoing to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the Purchase Price of the Receivables purchased from Originator together with all other obligations of Originator hereunder, which security interest shall be prior to all other Adverse Claims thereto. Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

  REPRESENTATIONS AND WARRANTIES

    Representations and Warranties of Originator

    . Originator hereby represents and warrants to Buyer on the Closing Date and on each Purchase Date thereafter that:

      Existence and Power

      . Originator is a corporation duly organized under the laws of the State of Georgia. Originator is validly existing and in good standing under the laws of the State of Georgia and is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have an Originator Material Adverse Effect.

      Power and Authority; Due Authorization, Execution and Delivery

      . The execution and delivery by Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder, and Originator's use of the proceeds of each Purchase made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which Originator is a party has been duly executed and delivered by Originator.

      No Conflict

      . The execution and delivery by Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its Organizational Documents, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of Originator or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have an Originator Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

      Governmental Authorization

      . Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by Originator of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

      Actions, Suits

      . Except as disclosed in the SEC Filings, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting Originator or any of its Subsidiaries which could reasonably be expected to have an Originator Material Adverse Effect or which seeks to prevent, enjoin or delay any Purchase. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have an Originator Material Adverse Effect, Originator and its Subsidiaries have no material contingent obligations not provided for or disclosed in the SEC Filings.

      Binding Effect

      . This Agreement and each other Transaction Document to which Originator is a party constitute the legal, valid and binding obligations of Originator enforceable against Originator in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

      Accuracy of Information

      . All information heretofore furnished by Originator or any of its Affiliates to Buyer (or its assigns) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by Originator or any of its Affiliates to Buyer (or its assigns) will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, taken as a whole, not misleading.

      Use of Proceeds

      . No portion of any Purchase Price payment hereunder will be used for a purpose that violates, or would be inconsistent with, any law, rule or regulation applicable to Originator.

      Good Title

      . Immediately prior to each Purchase from Originator hereunder and upon the creation of each Receivable originated after the Initial Cut-Off Date, Originator (i) is the legal and beneficial owner of such Receivable and its Collections and (ii) is the legal and beneficial owner of the Related Security with respect thereto or possesses a valid and perfected security interest therein, in each case, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Originator's ownership interest in each such Receivable, its Collections and the Related Security except for Excluded Items.

      Perfection

      . This Agreement, together with the filing of the financing statements contemplated hereby, is effective to transfer to Buyer (and Buyer shall acquire from Originator) (i) legal and equitable title to, with the right to sell and encumber each Receivable, whether now existing and hereafter arising, together with the Collections with respect thereto, and (ii) all of Originator's right, title and interest in the Related Security associated with each such Receivable (except for Excluded Items), in each case, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's ownership interest in such Receivables, the Related Security (except for Excluded Items) and the Collections. Originator's jurisdiction of organization is a jurisdiction whose law generally requires information concerning the existence of a nonpossessory security interest to be made generally available in a filing, record or registration system as a condition or result of such a security interest's obtaining priority over the rights of an Adverse Claim creditor which respect to collateral.

      Places of Business and Locations of Records

      . The principal places of business and locations of the chief executive office of Originator and the offices where it keeps all of its Receivable Files are located at the address(es) listed on Exhibit II or such other locations of which Buyer has been notified in accordance with Section 4.2(a) in jurisdictions where all action required by Section 4.2(a) has been taken and completed. Originator's Federal Employer Identification Number is correctly set forth on Exhibit II.

      LockBoxes, Etc

      . The addresses of all existing LockBoxes and the related banks, account names and account numbers for all existing LockBox Accounts are correctly listed on Exhibit III. Originator has not granted any Person, other than Buyer (and Administrator, as its pledgee) dominion and control of any LockBox or LockBox Account or the Collection Account, or the right to take dominion and control of any such LockBox or LockBox Account or the Collection Account at a future time or upon the occurrence of a future event.

      Originator Material Adverse Effect

      . Since June 2, 2000, no event has occurred that would have an Originator Material Adverse Effect.

      Names

      . The name in which Originator has executed this Agreement is identical to the name of Originator as indicated on the public record of the State of Georgia. In the past five (5) years, Originator has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement and as listed on Exhibit II.

      Ownership of Buyer

      . Originator owns, directly or indirectly, 100% of the issued and outstanding equity interests of Buyer. Such equity interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Buyer.

      Not a Holding Company or an Investment Company

      . Originator is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Originator is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

      Compliance with Law

      . Originator has complied with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have an Originator Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have an Originator Material Adverse Effect.

      Compliance with Credit and Collection Policy

      . With regard to each Eligible Receivable, Originator has complied in all material respects with the Credit and Collection Policy and the related Contract. Originator has not made any change to the Credit and Collection Policy, except such material change as to which Buyer (or its assigns) has been notified in accordance with Section 4.1(a)(vii).

      Payments to Originator

      . With regard to each Eligible Receivable, the Purchase Price received by Originator constitutes reasonably equivalent value in consideration therefor. No transfer hereunder by Originator of any Receivable is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), as amended.

      Enforceability of Contracts

      . As of the Purchase Date of each Eligible Receivable, each Contract with respect to such Eligible Receivable is, on such date, effective to create, and has created, a legally valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

      Eligible Receivables

      . Each Receivable reflected in any Purchase Report as an Eligible Receivable was an Eligible Receivable on its Purchase Date.

      Accounting

      . The manner in which Originator accounts for the transactions contemplated by this Agreement in its financial statements does not jeopardize the characterization of the transactions contemplated herein as being true sales.

      Solvency

  . Originator is Solvent.

  CONDITIONS OF PURCHASE

    Conditions Precedent to Initial Purchase.

    The initial Purchase under this Agreement is subject to the conditions precedent that (a) Buyer shall have been capitalized with not less than $2,700,000 of contributed Receivables, (b) Buyer shall have received on or before the Closing Date those documents listed on Schedule A, and (c) all of the conditions to the initial Loan under the Loan Agreement shall have been satisfied or waived in accordance with the terms thereof.

    Conditions Precedent to Subsequent Payments.

    Buyer's obligation to pay for Receivables coming into existence after the Initial Cutoff Date shall be subject to the further conditions precedent that: (a) the Commitment Termination Date shall not have occurred under the Loan Agreement; (b) Buyer (or its assigns) shall have received such other documents as it may reasonably request and (c) on the date such Receivable came into existence, the following statements shall be true (and acceptance of the proceeds of any payment for such Receivable shall be deemed a representation and warranty by Originator that such statements are then true):

        the representations and warranties set forth in Article II are true and correct on and as of the date such Receivable came into existence as though made on and as of such date; and
        no event has occurred and is continuing that will constitute a Termination Event or an Unmatured Termination Event.

  Notwithstanding the foregoing conditions precedent, upon the applicable Purchase Date for an Eligible Receivable, title to such Receivable and the Related Security and Collections with respect thereto shall vest in Buyer, whether or not the conditions precedent to Buyer's obligation to pay for such Receivable were in fact satisfied and whether or not the Purchase Price has actually been paid as of such date. If Originator fails to satisfy any of the foregoing conditions precedent, however, Buyer shall rescind the related Purchase and direct Originator to pay to Buyer an amount equal to the Purchase Price payment, if any, made with respect to the Eligible Receivables included in such Purchase.

  COVENANTS

    Affirmative Covenants of Originator.

    Until the date on which this Agreement terminates in accordance with its terms, Originator hereby covenants as set forth below:

      Financial Reporting

      . Originator will maintain, for itself and each Consolidated Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to Buyer and to Administrator (as Buyer's pledgee) for distribution to Lender:

        Annual Reporting

        . Within 95 days after the close of each of its fiscal years, an unqualified audit report (with all amounts stated in Dollars) certified by independent certified public accountants of recognized national standing, prepared in accordance with GAAP on a consolidated basis for itself and the Consolidated Subsidiaries, including a consolidated balance sheet and the related consolidated statements of income, cash flows and statements of changes in common shareholders' equity, setting forth in each case in comparative form the figures for such fiscal year and the previous fiscal year (it being understood that the requirement to deliver such information may be satisfied by the delivery of Originator's annual report on Form 10-K for such fiscal year so long as such annual report continues to include such information).

        Quarterly Reporting

        . Within 50 days after the close of the first three quarterly periods of each of its fiscal years, for itself and the Consolidated Subsidiaries, an unaudited consolidated balance sheet as at the close of each such period and a consolidated income statement and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, setting forth in the case of such statements of income and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of Originator's previous fiscal year (it being understood that the requirement to deliver such information may be satisfied by the delivery of Originator's quarterly report on Form 10-Q for such fiscal quarter so long as such quarterly report continues to include such information), all certified (subject to normal year-end adjustments) as to fairness of presentation, preparation in accordance with GAAP and consistency by a Financial Officer of Originator.

        Compliance Certificate

        . Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV signed by a Financial Officer of Originator and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

        S.E.C. Filings

        . Promptly upon the filing thereof, copies of all tender offer documents and reports on Form 8-K (or any successor form thereto) which Originator or any of its Subsidiaries files with the Securities and Exchange Commission.

        Change in Credit and Collection Policy

        . At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such proposed material change or material amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables in any material respect, requesting Buyer's (and Administrator's, as Buyer's pledgee) consent thereto.

        Other Information

      . Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of Originator as Buyer (or its assigns) may from time to time reasonably request in order to protect the interests of Buyer (and its assigns) under or as contemplated by this Agreement.

      Notices

      . As soon as practicable and in any event within two (2) Business Days after learning of any of the following, Originator will notify Buyer (or its assigns) in writing of any of the following, describing the same and, if applicable, the steps being taken with respect thereto:

        Termination Events or Unmatured Termination Events

        . The occurrence of each Termination Event and each Unmatured Termination Event, by a statement of a Financial Officer of Originator.

        Judgment and Proceedings

        . (1) The entry of any judgment or decree against Originator or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against Originator and its Subsidiaries exceeds $5,000,000 after deducting (a) the amount with respect to which Originator or such Subsidiary is insured and with respect to which the insurer has assumed responsibility in writing, and (b) the amount for which Originator or such Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to Buyer (or its assigns), and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against Originator which, individually or in the aggregate, could reasonably be expected to have an Originator Material Adverse Effect.

        Originator Material Adverse Effect

      . The occurrence of any event or condition that has had, or could reasonably be expected to have, an Originator Material Adverse Effect.

      Compliance with Laws and Preservation of Existence

      . Originator will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have an Originator Material Adverse Effect. Originator will preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where its business is conducted, except where the failure to so qualify or remain in good standing could not reasonably be expected to have an Originator Material Adverse Effect.

      Audits

      . Originator will furnish to Buyer and Administrator (as Buyer's pledgee) from time to time such information with respect to Originator and the Receivables sold by it as Buyer or Administrator may reasonably request. Originator will, from time to time during regular business hours as requested by Buyer (or Administrator), upon reasonable notice and at the sole cost of Originator, permit an accounting firm designated by Buyer (or by Administrator, as Buyer's pledgee), on at least a semi-annual basis: (i) to examine and make copies of and abstracts from all Receivable Files in the possession or under the control of Originator and other records relating to the Receivables, the Collections and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Originator's financial condition or the Receivables and the Related Security or Originator's performance under any of the Transaction Documents or Originator's performance under the Contracts and, in each case, with any of the officers or employees of Originator having knowledge of such matters; provided, however, that unless and until a Termination Event shall have occurred and be continuing, Originator shall not be responsible to pay for more than two (2) such examinations in any period beginning on May 3 of one year and ending on March 27 of the following year.

      Keeping and Marking of Records and Books

      .

        Originator will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Originator will give Buyer (or its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.
        Originator will (A) on or prior to the Closing Date, mark its master data processing records and other books and records relating to the Receivables with a legend, acceptable to Buyer (or its assigns), describing Buyer's ownership interests in the Receivables and further describing the security interest of Administrator (on behalf of the Secured Parties) under the Loan Agreement and (B) upon the request of Buyer (or its assigns) from and after the occurrence of a Termination Event: (x) mark each invoice evidencing any Receivable with a legend describing Buyer's ownership thereof and further describing the security interest of Administrator (on behalf of Lender and its assigns) and (y) at any time after Originator (or one of its Affiliates) is no longer acting as Servicer, deliver to Buyer (or its assigns) all Contracts relating to such Receivables.
      Compliance with Contracts and Credit and Collection Policy

      . Originator will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables hereunder, and (ii) comply in all respects with the Credit and Collection Policy in regard to each such Receivable and the related Contract.

      Ownership

      . Originator will take all necessary action to establish and maintain, irrevocably in Buyer: (A) legal and equitable title to the Receivables and the Collections and (B) all of Originator's right, title and interest in the Related Security associated with the Receivables described in the preceding clause (A) (except for Excluded Items), in each case, free and clear of any Adverse Claims other than Adverse Claims in favor of Buyer (and its assigns) (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's interest in such Receivables, Related Security (except for Excluded Items) and Collections and such other action to perfect, protect or more fully evidence the interest of Buyer as Buyer (or its assigns) may reasonably request).

      Administrator's and Lender's Reliance

      . Originator acknowledges that Administrator and Lender are entering into the transactions contemplated by the Loan Agreement in reliance upon Buyer's identity as a legal entity that is separate from Originator and any Affiliates thereof. Therefore, from and after the Closing Date, Originator will take all reasonable steps within Originator's control to maintain Buyer's identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of Originator and any Affiliates thereof and not just a division of Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Originator (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own any of the Receivables and other assets acquired by Buyer, (ii) will not take any action that would cause Buyer to violate the "separateness covenants" set forth in Section 7.1(i) of the Loan Agreement and (iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between Originator and Buyer on an arm's-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations Sections 1.1502-33(d) and 1.1552-1.

      Collections

      . In the event any payments relating to Receivables are remitted directly to Originator or any Affiliate of Originator, Originator will remit (or will cause all such payments to be remitted) directly to a LockBox Account (which is subject to a LockBox Account Agreement) or to the Collection Account within one (1) Business Day following receipt thereof and, at all times prior to such remittance, Originator will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Buyer and its assigns. Originator will transfer exclusive ownership, dominion and control of the Collection Account and each LockBox and LockBox Account to Buyer and, will not grant the right to take dominion and control of any LockBox, any LockBox Account or the Collection Account at a future time or upon the occurrence of a future event to any Person, except to Buyer, as contemplated by this Agreement, and to Administrator, as contemplated by the Loan Agreement.

      Taxes

    . Originator will file all tax returns and reports required by law to be filed by it and promptly pay all Covered Taxes at any time owing, except any such Covered Taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

    Negative Covenants of Originator

    . Until the date on which this Agreement terminates in accordance with its terms, Originator hereby covenants that:

      Name Change, Offices and Records

      . Originator will not change its (i) state of organization, (ii) name, (iii) identity or structure (within the meaning of Article 9 of any applicable enactment of the UCC) or relocate its chief executive office at any time while the location of its chief executive office is relevant to perfection of Buyer's interest in the Receivables or the associated Related Security (except for Excluded Items) and Collections or any office where Receivable Files are kept unless, in each of the foregoing cases, it shall have: (A) given Buyer (and Administrator as Buyer's pledgee) at least ten (10) Business Days' prior written notice thereof and (B) delivered to Administrator (as Buyer's pledgee) all financing statements, instruments and other documents reasonably requested by Buyer (or Administrator, as Buyer's pledgee) in connection with such change or relocation.

      Change in Payment Instructions to Obligors

      . Originator will not add or terminate any LockBox or LockBox Account , or make any change in the instructions to Obligors regarding payments to be made to any LockBox, any LockBox Account or the Collection Account, unless Buyer and Administrator shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a LockBox or LockBox Account, an executed LockBox Account Agreement; provided, however, that Originator may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing LockBox or LockBox Account or to the Collection Account.

      Modifications to Contracts and Credit and Collection Policy

      . Originator will not make any change to the Credit and Collection Policy that could reasonably be expected to adversely affect the collectibility of the Receivables or decrease the credit quality of any of its newly created Receivables. Except as otherwise permitted in its capacity as Servicer pursuant to the Loan Agreement, Originator will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

      Sales, Adverse Claims

      . Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any LockBox, any LockBox Account or the Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Buyer provided for herein), and Originator will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under Originator.

      Accounting for Purchases

  . Originator will not, and will not permit any Affiliate to, account for the transactions contemplated hereby in any financial statements in any manner other than the sale (or other outright conveyance) by Originator to Buyer of the Receivables and the associated Collections and Related Security except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with generally accepted accounting principles.

  TERMINATION EVENTS

    Termination Events.

    The occurrence of any one or more of the following events shall constitute a Termination Event:

      Originator shall fail to make any payment or deposit required hereunder when due and such failure shall continue for three (3) consecutive Business Days.

      Any representation, warranty, certification or statement made by Originator in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; provided that the materiality threshold in the preceding clause shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold and provided further, that any misrepresentation or certification for which Buyer has actually received a Purchase Price Credit shall not constitute a Termination Event hereunder.

      Originator shall breach any covenant contained in Section 4.1(b)(i) which is not cured within three (3) days, or Originator shall breach any covenant contained in Section 4.2(c) or 4.2(e), which is not cured within thirty (30) days, or Originator shall breach any covenant contained in Section 4.2(a), (b) or (d).

      Originator shall breach, fail to perform or observe any covenant contained in any Section of this Agreement (which is not covered by another subsection, paragraph or clause of this Section 5.1) or of any other Transaction Document to which it is a party which is not remedied within thirty (30) days after written notice from Buyer (or Administrator, as Buyer's pledgee).

      Failure of Originator or any of its Subsidiaries to pay any Material Debt when due; or the default by Originator or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any Material Debt was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Material Debt to cause such Material Debt to become due prior to its stated maturity; or Material Debt of Originator or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment or as a result of the sale of an asset securing such Material Debt) prior to the stated maturity thereof.
      (i) Originator shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against Originator seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) Originator shall take any corporate action to authorize any of the actions set forth in the foregoing clauses (i) or (ii) of this subsection (f).
      A Change of Control shall occur.

      Originator or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $5,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

    (i) The Subordinated Note shall be assigned, pledged or otherwise transferred to any Person in violation of Section 9 thereof.

    Remedies.

  Upon the occurrence and during the continuation of a Termination Event, Buyer may take any of the following actions: (i) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by Originator; provided, however, that upon the occurrence of a Termination Event described in Section 5.1(f), or of an actual or deemed entry of an order for relief with respect to Originator under the Federal Bankruptcy Code, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by Originator and (ii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by Originator to Buyer. The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of Buyer and its assigns otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

  INDEMNIFICATION

    Indemnities by Originator.

    Without limiting any other rights that Buyer may have hereunder or under applicable law, Originator hereby agrees to indemnify (and pay upon demand to) Buyer and its assigns, officers, directors, agents and employees (each an "Originator Indemnified Party") from and against any and all damages, losses, claims, Covered Taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of Buyer or any such assign) and disbursements (all of the foregoing being collectively referred to as "Originator Indemnified Amounts") awarded against or incurred by any of them arising out of any of the following:

    (i) any representation or warranty made by Originator (or any officers of Originator) under or in connection with any Purchase Report, this Agreement, any other Transaction Document or any other information or report delivered by Originator pursuant hereto or thereto for which Buyer has not received a Purchase Price Credit that shall have been false or incorrect when made or deemed made;

    (ii) the failure by Originator, to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

    (iii) any failure of Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document to which Originator is a party;

    (iv) any products liability, personal injury or damage, suit or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

    (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor or failure to pay due to financial inability) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

    (vi) the commingling of Collections of Receivables at any time with other funds;

    (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document to which Originator is a party, the transactions contemplated hereby, Originator's use of the proceeds of any Purchase from it hereunder, the ownership of the Receivables or any other investigation, litigation or proceeding relating to Originator in which any Originator Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

    (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

    (ix) any failure to vest and maintain vested in Buyer, or to transfer to Buyer, legal and equitable title to, and ownership of, the Receivables and the associated Collections, and all of Originator's right, title and interest in the Related Security associated with such Receivables (other than Excluded Items), in each case, free and clear of any Adverse Claim;

    (x) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security (other than Excluded Items) and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Purchase from Originator hereunder or at any subsequent time;

    (xi) any attempt by any Person to void any Purchase from Originator hereunder under statutory provisions or common law or equitable action; and

    (xii) the failure of any Receivable reflected as an Eligible Receivable on any Purchase Report prepared by Originator to be an Eligible Receivable at the time acquired by Buyer;

    excluding, however, (a) Originator Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Originator Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Originator Indemnified Party seeking indemnification; (b) Originator Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; and (c) Excluded Taxes. Nothing in this Section 6.1 shall limit the liability of Originator or limit the recourse of Buyer to Originator for amounts otherwise specifically provided to be paid by Originator under the terms of this Agreement.

    Anything contained in this Section 6.1 to the contrary notwithstanding: (1) the foregoing indemnification is not intended to, and shall not, constitute a guarantee of the collectibility or payment of the Receivables conveyed hereunder, and (2) nothing in this Section 6.1 shall require the Originator to indemnify any Originator Indemnified Party for Receivables which are not collected, not paid or are otherwise uncollected on account of the insolvency, bankruptcy, lack of creditworthiness or financial inability to pay of the applicable Obligor.

    Other Costs and Expenses

    . Originator agrees to pay to Buyer, on demand, all reasonable out-of-pocket costs and expenses in connection with (a) the preparation, execution and delivery of this Agreement and the other documents to be delivered hereunder, (b) the preparation, execution and delivery of any amendment hereto or waiver hereof requested by Originator, and (b) any and all costs and expenses of Buyer, if any, including reasonable counsel fees and expenses, in connection with the enforcement of this Agreement and the other documents delivered hereunder.

    Taxes

  . All payments by Originator to or for the account of Buyer (or any of its assigns) hereunder or under any other Transaction Document to which Originator is a party shall be made free and clear of and without deduction for any and all Covered Taxes. If Originator shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder to Buyer (or any of its assigns), (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.3), Buyer (or such assign, as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) Originator shall make such deductions, (c) Originator shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) Originator shall furnish to Buyer (and to Administrator, as the ultimate assignee) the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

  MISCELLANEOUS

    Waivers and Amendments

    .

    (a) No failure or delay on the part of Buyer (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

    (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by Originator and Buyer and, to the extent required under the Loan Agreement, Administrator. Any material amendment, supplement, modification of waiver will require Administrator's receipt of written notice from S&P and Moody's that such change will not cause the rating on the then outstanding Commercial Paper Notes to be downgraded or withdrawn.

    Notices

    . All communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on Schedule B hereto or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (a) if given by telecopy, upon the receipt thereof, (b) if given by mail, five (5) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by any other means, when received at the address specified in this Section 7.2.

    Protection of Ownership Interests of Buyer

    .

      Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or its assigns) may reasonably request, to perfect, protect or more fully evidence the interest of Buyer and its assigns therein, or to enable Buyer (or its assigns) to exercise and enforce their rights and remedies hereunder. At any time following the earlier to occur of a Termination Event or an Amortization Event: Buyer (or its assigns) may, at Originator's sole cost and expense, direct Originator to notify the Obligors of Receivables of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Buyer or its designee.
      If Originator fails to perform any of its obligations hereunder:

        Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligations, and Buyer's (or such assigns') costs and expenses incurred in connection therewith shall be payable by Originator as provided in Section 6.2;

        Originator irrevocably authorizes Buyer (and its assigns) at any time and from time to time in the sole discretion of Buyer (or its assigns), and appoints Buyer (and its assigns) as its attorney(ies)-in-fact, to act on behalf of Originator (A) to execute on behalf of Originator as debtor and to file financing statements necessary or desirable in Buyer's (or its assigns') sole discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Receivables and the associated Related Security (except for Excluded Items) and Collections and (B) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer's interests in such Receivables.

    The appointment under the foregoing clause (ii) is coupled with an interest and is irrevocable.

    Confidentiality

    .

      Originator shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Fee Letter and the other confidential or proprietary information with respect to Administrator and Lender and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that Originator and its officers and employees may disclose such information to Originator's external accountants, attorneys and other advisors and as required by any applicable law, rule, direction, request or order of any judicial, administrative or regulatory authority or proceeding (whether or not having the force or effect of law). The restrictions in this Section 7.4(a) shall not apply to any information which is or becomes generally available to the public other than as a result of disclosure by Originator.
      Originator hereby consents to the disclosure of any nonpublic information with respect to it (i) to Buyer, Administrator, the Liquidity Banks or Lender by each other, (ii) to any prospective or actual assignee or participant of any of the Persons described in clause (i), and (iii) to any rating agency, Commercial Paper Note dealer or Support Provider to Lender or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Administrator acts as the administrative agent or administrator and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each Person described in the foregoing clauses (ii) and (iii) is informed of the confidential nature of such information. In addition, Lender, the Liquidity Banks and Administrator may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).
    Bankruptcy Petition

    . Each of Originator and Buyer hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Lender, it will not institute against, or join any other Person in instituting against, Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

    Return of Funds Not Constituting Collections

    . If any funds other than Collections are received in any Lock Box Account, such remittances will be removed from such Lock Box Account and delivered to the owner thereof within three (3) Business Days following determination that the same do not comprise Collections.

    CHOICE OF LAW

    . THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION GOVERN THE PERFECTION, OR THE EFFECT OF PERFECTION OR NONPERFECTION, OF THE OWNERSHIP OR SECURITY INTERESTS OF BUYER.

    CONSENT TO JURISDICTION

    . TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ORIGINATOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT AND ORIGINATOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ORIGINATOR AGAINST BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

    WAIVER OF JURY TRIAL

    . TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

    Integration; Binding Effect; Survival of Terms

    .

      This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
      This Agreement shall be binding upon and inure to the benefit of Originator, Buyer and their respective successors and permitted assigns (including any trustee in bankruptcy). Originator may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of Buyer. Buyer may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of Originator. Without limiting the foregoing, Originator acknowledges that Buyer, pursuant to the Loan Agreement, may pledge to Administrator, for the benefit of Lender and its assigns, its rights, remedies, powers and privileges hereunder. Originator agrees that Administrator, as the pledgee of Buyer, shall, subject to the terms of the Loan Agreement, have the right to enforce this Agreement and to exercise directly all of Buyer's rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of Buyer to be given or withheld hereunder). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by Originator pursuant to Article II; (ii) the indemnification and payment provisions of Article VI; and (iii) Section 7.5 shall be continuing and shall survive any termination of this Agreement.
    Counterparts; Severability; Section References

. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

<signature pages follow>

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

OXFORD INDUSTRIES, INC.

By:

Name:

Title:

OXFORD receivables company

By:

Name:

Title:

Exhibit I

Definitions

This is Exhibit I to the Agreement (as hereinafter defined). As used in the Agreement and the Exhibits and Schedules thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in the Agreement, or any Exhibit or Schedule thereto, and is not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in the Loan Agreement (hereinafter defined).

"Administrator" has the meaning set forth in the Preliminary Statements to the Agreement.

"Adverse Claim" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement).

"Agreement" means the Receivables Sale Agreement, dated as of May 3, 2001, between Originator and Buyer, as the same may be amended, restated or otherwise modified.

"Buyer" has the meaning set forth in the preamble to the Agreement.

"Calculation Period" means each calendar month or portion thereof which elapses during the term of the Agreement. The first Calculation Period shall commence on the Closing Date and the final Calculation Period shall terminate on the Termination Date.

"Change of Control" means (a) the acquisition by any Person other than a member of the Lanier Family, or two or more such Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of Originator, or (b) the Lanier Family collectively ceases to own and control the right to vote at least 10% of the outstanding shares of voting stock of Originator.

"Closing Date" has the meaning provided in the Loan Agreement.

"Collection Account" has the meaning provided in the Loan Agreement.

"Collections" means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

"Consolidated Subsidiary" means, at any date as of which the same is to be determined, any Subsidiary or other entity the accounts of which would be consolidated with those of Originator in its consolidated financial statements if such statements were prepared as of such date in accordance with GAAP.

"Contract" means either (i) a written agreement between Originator and an Obligor, or (ii) an invoice issued by Originator to an Obligor, in either of the foregoing cases, pursuant to which such Obligor is obligated to pay for goods, merchandise and/or services.

"Covered Taxes" means all Taxes other than Excluded Taxes.

"Credit and Collection Policy" means Originator's credit and collection policies and practices relating to Contracts and Receivables existing on the Closing Date and delivered to Buyer and Administrator prior to the Closing Date, as modified from time to time with the consent of the Administrator.

"Debt" means, with respect to any Person at any date, without duplication: (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities (other than letters of credit in support of trade obligations or in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits in the ordinary course of business), (vii) all net obligations of such Person in respect of interest rate swap, cap, collar, swaption, option or similar agreements, (viii) all obligations arising in connection with a sale or other transfer of any of such Person's financial assets which are, or are intended to be, classified as loans for federal tax purposes, (ix) all Debt referred to in clauses (i) through (viii) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss in respect of such Debt, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Debt, and (x) all Debt referred to in clauses (i) through (viii) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Adverse Claim, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

"Default Fee" means a per annum rate of interest equal to the sum of (i) the Base Rate, plus (ii) 2.00% per annum.

"Discount Factor" means a percentage calculated to provide Buyer with a reasonable return on its investment in the Eligible Receivables after taking account of (i) the time value of money based upon the anticipated dates of collection of such Eligible Receivables and the cost to Buyer of financing its investment in such Receivables during such period and (ii) the risk of nonpayment by the Obligors. Originator and Buyer may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment made prior to the Calculation Period during which Originator and Buyer agree to make such change.

"Dollars," "dollars" and "$" shall mean lawful money of the United States of America.

"Eligible Receivable" means, for purposes of this Agreement, a Receivable that, on its applicable Purchase Date, was an "Eligible Receivable" under and as defined in the Loan Agreement.

"Excluded Items" means the interest of Originator (or Buyer, as its assignee) in Related Security which, by operation of law or enforceable contractual restrictions, either (i) cannot be transferred by Originator to Buyer or (ii) cannot be subjected to an Adverse Claim which can be perfected by filing a UCC financing statement in the state where Originator maintains its chief executive office or is organized.

"Excluded Taxes" means, in the case of Buyer (or any Originator Indemnified Party), taxes imposed on its overall net income, and franchise taxes and branch profit taxes based on net income, imposed on it by (i) the jurisdiction under the laws of which Buyer (or such Originator Indemnified Party) is incorporated or organized or (ii) the jurisdiction in which Buyer's (or such Originator Indemnified Party's) principal executive office is located.

"Finance Charges" means, with respect to a Contract, any finance, interest, late payment, returned check charges or similar charges owing by an Obligor pursuant to such Contract.

"Financial Officer" means the Chief Financial Officer, the Treasurer or the Assistant Treasurer of Originator.

"GAAP" means accounting principles generally accepted in the United States of America as recommended by the Financial Accounting Standards Board as in effect as of the Closing Date applied consistently with the audited financial statements of Originator and its Consolidated Subsidiaries for the fiscal year ended June 2, 2000.

"Governmental Authority" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government including any authority or other quasi-governmental entity established to perform any of such functions.

"Ineligible Receivable" means a Receivable that, on its Purchase Date, was not an "Eligible Receivable" under and as defined in the Loan Agreement.

"Initial Cutoff Date" has the meaning set forth in Section 1.1.

"IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

"Lanier Family" means J. Hicks Lanier, J. Reese Lanier, their respective children, grandchildren and great grandchildren, and the spouses of each of the foregoing.

"Lender" has the meaning set forth in the Preliminary Statements to the Agreement.

"Loan Agreement" has the meaning set forth in the Preliminary Statements to the Agreement.

"LockBox" has the meaning provided in the Loan Agreement.

"LockBox Account" has the meaning provided in the Loan Agreement.

"Material Debt" means Debt of Originator and/or one or more of its Subsidiaries (other than Buyer), arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $5,000,000.

"Moody's" means Moody's Investors Service, Inc.

"Net Worth" means as of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of (a) the aggregate Outstanding Balance of the Receivables at such time, over (b) the sum of (i) the aggregate outstanding principal balance of the Loans under the Loan Agreement at such time, plus (ii) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).

"Organizational Documents" means, for any Person, the documents for its formation and organization, which, for example, (a) for a corporation are its corporate charter and bylaws, (b) for a partnership are its certificate of partnership (if applicable) and partnership agreement, (c) for a limited liability company are its certificate of formation or organization and its operating agreement, regulations or the like and (d) for a trust is the trust agreement, declaration of trust, indenture or bylaws under which it is created.

"Original Balance" means, with respect to any Receivable coming into existence after the Initial Cutoff Date, the Outstanding Balance of such Receivable on the date it was created.

"Originator" has the meaning set forth in the preamble to the Agreement.

"Originator Indemnified Amounts" has the meaning set forth in Section 6.1.

"Originator Indemnified Party" has the meaning set forth in Section 6.1.

"Originator Material Adverse Effect" means a material adverse effect on (i) on the business, property, condition (financial or otherwise) or results of operations or prospects of Originator and its Subsidiaries taken as a whole, (ii) the ability of Originator to perform its obligations under the Agreement or any other Transaction Document to which it is a party, (iii) the legality, validity or enforceability of the Agreement or any other Transaction Document, (iv) Originator's, Buyer's, Administrator's or Lender's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

"Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

"Person" means an individual, partnership, limited liability company, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

"Purchase" means each purchase by Buyer from Originator pursuant to Section 1.2 of the Agreement of Eligible Receivables and the Related Security and Collections related thereto, together with all related rights in connection therewith.

"Purchase Date" has the meaning set forth in Section 1.1(b) of the Agreement.

"Purchase Price" means, with respect to each Purchase by Buyer from Originator, the aggregate price to be paid by Buyer to Originator for such Purchase in accordance with Section 1.3 of the Agreement for the Eligible Receivables and the associated Collections and Related Security being sold to Buyer, which price shall equal on any date (i) the product of (x) the Outstanding Balance of such Eligible Receivables being sold on such date, multiplied by (y) one minus the Discount Factor in effect on such date, minus (ii) any Purchase Price Credits to be credited in accordance with Section 1.4 of the Agreement against the Purchase Price otherwise payable.

"Purchase Price Credit" has the meaning set forth in Section 1.4 of the Agreement.

"Purchase Report" has the meaning set forth in Section 1.2(c) of the Agreement.

"Receivable" means all indebtedness and other obligations owed to Originator at the times it arises, and before giving effect to any transfer or conveyance under the Agreement (including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible) arising in connection with the sale of goods or the rendering of services by Originator and further includes, without limitation, the applicable Obligor's obligation to pay any Finance Charges, freight charges and other obligations of such Obligor with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless or whether the account debtor or Originator treats such indebtedness, rights or obligations as a separate payment obligation.

"Related Security" means, with respect to any Receivable, (a) all right, title and interest, but none of the obligations, of Originator, in the goods (including returned goods), if any, relating to the sale which gave rise to such Receivable, (b) all right, title and interest, but none of the obligations, of Originator, in, to and under other Adverse Claims and property subject to Adverse Claims from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, (c) all UCC financing statements or similar instruments covering any collateral securing payment of such Receivable, (d) all guaranties, indemnities, insurance and other agreements (including the related Receivable File) or arrangement and other collateral of whatever character from time to time supporting or securing payment of such Receivable, whether pursuant to the Contract relating to such Receivable or otherwise relating to such Receivable, (e) all right, title and interest, if any, of Originator in any LockBox, any LockBox Account or the Collection Account, and (f) all other instruments and all rights under the documents in the Receivables File relating to such Receivables and all rights (but not obligations) relating to such Receivables.

"Reporting Date" means Monday of each week hereafter (or if any such day is not a Business Day, on the next succeeding Business Day thereafter).

"Required Capital Amount" means, as of any date of determination, an amount equal to the product of (a) 1.5 times the product of the Default Ratio times the Loss Horizon Ratio and (b) the Outstanding Balance of all Receivables as of such date, each as determined from the most recent Monthly Report received from Servicer.

"S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

"SEC Filings" means Originator's annual and quarterly reports on Forms 10-K and 10-Q as filed with the U.S. Securities and Exchange Commission for the fiscal year ended June 2, 2000 and the fiscal quarters ended September 1, 2000 and December 1, 2000, respectively.

"Settlement Date" means, with respect to each Calculation Period, the second Business Day after the Reporting Date following the end of such Calculation Period.

"Subordinated Loan" has the meaning set forth in Section 1.3(a) of the Agreement.

"Subordinated Note" means a promissory note in substantially the form of Exhibit V hereto as more fully described in Section 1.3 of the Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

"Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities (including but not limited to interest and penalties) with respect to the foregoing, imposed by any Governmental Authority.

"Termination Date" means the earliest to occur of (i) the Commitment Termination Date (as defined in the Loan Agreement), (ii) the Business Day immediately prior to the occurrence of a Termination Event set forth in Section 5.1(f), (iii) the Business Day specified in a written notice from Buyer to Originator following the occurrence of any other Termination Event, and (iv) the date which is ten (10) Business Days after Buyer's receipt of written notice from Originator that it wishes to terminate the facility evidenced by this Agreement.

"Termination Event" has the meaning set forth in Section 5.1 of the Agreement.

"Transaction Documents" means, collectively, this Agreement, each Collection Account Agreement, each LockBox Account Agreement, the Subordinated Note, and all other instruments, documents and agreements executed and delivered in connection herewith.

"Unmatured Termination Event" means an event which, with the passage of time or the giving of notice, or both, would constitute a Termination Event.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

Exhibit II

Chief Executive Office; Principal Place(s) of Business; Location(s) of Records; Federal Employer Identification Number; Other Names

Chief Executive Office:

Oxford Industries, Inc.

222 Piedmont Avenue

Atlanta, Georgia 30308

Principal Place(s) of Business:

Oxford Industries, Inc.

222 Piedmont Avenue

Atlanta, Georgia 30308

Location(s) of Records:

Oxford Industries, Inc.

222 Piedmont Avenue

Atlanta, Georgia 30308

Federal Employer Identification Number: 58-0831862

Other Names:

Alamo Shirt Company Oxford Products Far East

Geoffrey Beene Oxford Shirt Service Co.

Box Master Company Oxford Shirtmakers

Career Apparel Oxford Slacks

Carolina Sportswear Oxford Transport

Commerce Sportswear Oxford West

DYNK Kids Oxford Wholesalers

Gaffney Contracting Oxsport

Gaffney Service Company Pantree

Greenville Apparel Peppertree

Hilfiger Polo For Boys/Ralph Lauren

Holbrook Present Tense

Izod Robert Stock Designs

Izod Club Slates

Izod Golf Toccoa Apparel

Lanier Clothes Toccoa Distribution Center

Lanier Womens Tailored Clothing Tommy Hilfiger

Luverne Slacks Company Tommy Hilfiger Golf

Manchester Shirt Company Tommy Hilfiger Dress Shirts

Mechanized Systems Topcraft Sportswear Co

Monroe Distribution Center Unadilla Mfg. Co

Nautica Vidalia Mfg. Co.

Next Day Apparel

Oscar De La Renta

Oxford Accessories

Oxford Apparel

Oxford Brands

Oxford Collections

Oxford Data Systems

Oxford Imports/Sweaters

Oxford Industries

Oxford International

Oxford Mechanized Systems

Oxford of Columbia

Oxford of Gaffney

Oxford of Giles

Oxford of Hamlet

Oxford of Hickory Grove

Oxford of Monroe

Oxford of Vidalia

Exhibit III

LockBoxes and LockBox Accounts

LockBox	LockBox Account

P.O. Box 102262, Atlanta, GA 30303	Account # 102262 at SunTrust Bank in Atlanta, Georgia

Exhibit IV

Form of Compliance Certificate

This Compliance Certificate is furnished pursuant to that certain Receivables Sale Agreement dated as of May 3, 2001, between Oxford Industries, Inc., a Georgia corporation (together with its successors, "Originator"), and Oxford Receivables Company, a Delaware corporation (the "Agreement"). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

THE UNDERSIGNED FINANCIAL OFFICER HEREBY CERTIFIES THAT:

1. I am the duly elected ______________ of Originator.

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Originator and its Subsidiaries during the accounting period covered by the attached financial statements.

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Termination Event or an Unmatured Termination Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth below].

[4. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Originator has taken, is taking, or proposes to take with respect to each such condition or event: _______________________________].

The foregoing certifications, together with the financial statements delivered with this Certificate, are made and delivered this ____ day of ______________, 200_.

OXFORD INDUSTRIES, INC.

By:______________________________

Name:

Title:

Exhibit V

Form of Subordinated Note

SUBORDINATED NOTE

May 3, 2001

1. Note. FOR VALUE RECEIVED, the undersigned, Oxford Receivables Company, a Delaware corporation ("Borrower"), hereby unconditionally promises to pay to the order of Oxford Industries, Inc., a Georgia corporation ("Originator"), in lawful money of the United States of America and in immediately available funds, on or before the date following the Termination Date which is one year and one day after the date on which (i) the Outstanding Balance of all Receivables sold by Originator under the "Sale Agreement" referred to below has been reduced to zero and (ii) Originator has paid to Buyer all indemnities, adjustments and other amounts which may be owed thereunder in connection with the Purchases thereunder (the "Collection Date"), the aggregate unpaid principal sum outstanding of all "Subordinated Loans" made from time to time by Originator to Borrower pursuant to and in accordance with the terms of that certain Receivables Sale Agreement dated as of May 3, 2001 between Originator, as seller, and Borrower, as buyer (as amended, restated, supplemented or otherwise modified from time to time, the "Sale Agreement"). Reference to Section 1.3 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement.

2. Interest. Borrower further promises to pay interest on the outstanding unpaid principal amount hereof from the date of the initial Subordinated Loan hereunder until payment in full hereof at a rate per annum equal to the Prime Rate (as hereinafter defined); provided, however, that if Borrower shall default in the payment of any principal hereof, Borrower promises to pay, on demand, interest at the rate equal to the Prime Rate plus 2.00% per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on the first Business Day of each month in arrears; provided, however, that Borrower may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note. The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty. As used herein, "Prime Rate" means a rate per annum equal to the prime rate published from time to time in The Wall Street Journal, changing when and as such published rate changes and shall be computed for actual days elapsed on the basis of a year consisting of 360 days.

3. Principal Payments. Originator is authorized and directed by Borrower to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by Borrower, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of Originator to make any such entry or any error therein shall expand, limit or affect the obligations of Borrower hereunder.

4. Subordination. Originator shall have the right to receive, and Borrower shall make, any and all payments and prepayments relating to the loans made under this Subordinated Note, provided that, after giving effect to any such payment or prepayment, the aggregate Outstanding Balance of Receivables (as each such term is defined in the Loan Agreement hereinafter referred to) owned by Borrower at such time exceeds the "Obligations" (as defined in the Loan Agreement) outstanding at such time under the Loan Agreement. Originator hereby agrees that at any time during which the conditions set forth in the proviso of the immediately preceding sentence shall not be satisfied, Originator shall be subordinate in right of payment to the prior payment of all Obligations under and as defined under that certain Loan Agreement dated as of May 3, 2001 by and among Borrower, Originator, as initial Servicer, Three Pillars Funding Corporation, a Delaware corporation, as "Lender," and SunTrust Equitable Securities Corporation, a Tennessee corporation, as "Administrator" (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"). The subordination provisions contained herein are for the direct benefit of, and may be enforced by, Administrator, on behalf of the Secured Parties under and as defined in the Loan Agreement (Administrator and the Secured Parties being hereinafter collectively referred to as the "Senior Claimants"). Until the date on which the "Obligations" under and as defined in the Loan Agreement have been repaid in full (all such Obligations, collectively, the "Senior Claim") have been indefeasibly paid and satisfied in full, Originator shall not institute against Borrower any proceeding of the type described in Section 5.1(f) of the Sale Agreement unless and until the Collection Date has occurred. Should any payment, distribution or security or proceeds thereof be received by Originator in violation of this Section 4, Originator agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to Administrator for the benefit of the Senior Claimants.

5. Bankruptcy; Insolvency. Upon the occurrence of any proceeding of the type described in Section 5.1(f) of the Sale Agreement involving Borrower as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of the Aggregate Invested Amount and the Senior Claim (including, without limitation, any interest thereon accruing after the commencement of any such proceeding, whether or not any or all of such interest is an allowable claim in any such proceeding) before Originator is entitled to receive payment on account of this Subordinated Note, and to that end, any payment or distribution of assets of Borrower of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to Administrator for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.

6. Amendments. This Subordinated Note shall not be amended or modified except in accordance with Section 7.1 of the Sale Agreement. The terms of this Subordinated Note may not be amended or otherwise modified without the prior written consent of Administrator for the benefit of Lender and its assigns.

7. GOVERNING LAW. THIS SUBORDINATED NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). WHEREVER POSSIBLE EACH PROVISION OF THIS SUBORDINATED NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SUBORDINATED NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SUBORDINATED NOTE.

8. Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. Originator additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Claimant upon the subordination and other provisions herein provided.

9. Assignment, Pledge and Transfer. This Subordinated Note may not assigned, pledged or otherwise transferred to any Person other than its delivery to Originator, and any attempted assignment, pledge or transfer in violation hereof shall be void ab initio.

OXFORD RECEIVABLES COMPANY

By:_____________________________

Name:

Title:

Schedule

to

SUBORDINATED NOTE

SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Subordinated Loan	Amount of Principal Paid	Unpaid Principal Balance	Notation made by (initials)

Exhibit VI

[Form of] Purchase Report

For the Calculation Period beginning [date] and ending [date]

-------

To: buyer and Administrator

Aggregate Outstanding Balance of all Receivables created during the period:	$_____________		A
Less: Aggregate Outstanding Balance of all Ineligible Receivables contributed during the period:	$____________)		(B)
Less: Aggregate Outstanding Balance of all Eligible Receivables contributed during the period pursuant to clause third of Section 1.3(b):	($____________)		(C)
Equals: Aggregate Outstanding Balance of all Eligible Receivables sold during the period (A-B-C):		$___________	=D
Less: Purchase Price discount during the Period:	($____________)		(E)
Equals: Gross Purchase Price Payable during the period (A-E)		$____________	=F
Less: Total Purchase Price Credits arising during the Period:	($____________)		(G)
Equals: Net Purchase Price payable during the Period (F-G):		$____________	=H

Cash Purchase Price Paid to Originator: during the Period:	$_____________		I
Subordinated Loans made during the Period:	$_____________		J
Less: Repayments (if any) of Subordinated Loans received during the Period:	($____________)		(K)
Equals: Purchase Price paid in Cash or Subordinated Loans during the period (I + J-K:		$_____________	=L

Schedule A

DOCUMENTS TO BE DELIVERED TO BUYER

ON OR PRIOR TO THE INITIAL PURCHASE

  Executed copies of the Receivables Sale Agreement, duly executed by the parties thereto.
  Copy of the Credit and Collection Policy.
  A certificate of Originator's [Assistant] Secretary certifying:

  (a) A copy of the Resolutions of the Board of Directors of Originator, authorizing Originator's execution, delivery and performance of the Receivables Sale Agreement and the other documents to be delivered by it thereunder;

  (b) A copy of the Organizational Documents of Originator (also certified, to the extent that such documents are filed with any governmental authority, by the Secretary of State of the jurisdiction of organization of Originator on or within thirty (30) days prior to closing);

  (c) Good Standing Certificates for Originator issued by the Secretary of State of the State of Georgia and the Secretary of State of each other jurisdiction where it has material operations; and

  (d) The names and signatures of the officers authorized on Originator's behalf to execute the Receivables Sale Agreement and any other documents to be delivered by it hereunder.

  Pre-filing state and federal tax lien, judgment lien and UCC lien searches against Originator in the jurisdiction where it maintains its chief executive office and where it is incorporated.
  Duly executed UCC financing statements in form suitable for filing in all jurisdictions as may be necessary or, in the opinion of Buyer (or Administrator as its pledgee), desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the ownership interests contemplated by the Receivables Sale Agreement.
  Time-stamped receipt copies of proper UCC termination statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by Originator.
  Executed Collection Account Agreement for the Collection Account and executed LockBox Account Agreement for the LockBox Account.
  A favorable opinion of legal counsel for Originator reasonably acceptable to Buyer (and Administrator) as to the following:

  (a) Originator is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Georgia.

  (b) Originator has all requisite authority to conduct its business in each jurisdiction where failure to be so qualified would have a material adverse effect on Originator's business.

  (c) The execution and delivery by Originator of the Receivables Sale Agreement and each other Transaction Document to which it is a party and its performance of its obligations thereunder have been duly authorized by all necessary organizational action and proceedings on the part of Originator and will not:

  (i) require any action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC financing statements);

  (ii) contravene, or constitute a default under, any provision of applicable law or regulation or of its articles or certificate of incorporation or bylaws or of any agreement, judgment, injunction, order, decree or other instrument binding upon Originator; or

  (iii) result in the creation or imposition of any Adverse Claim on assets of Originator (except as contemplated by the Receivables Sale Agreement).

  (d) The Receivables Sale Agreement and each other Transaction Document to which it is a party has been duly executed and delivered by Originator and constitutes the legally valid, and binding obligation of Originator enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

  (e) In the event that the Receivables Sale Agreement is held to create a transfer for security purposes rather than a true sale or other outright assignment, the provisions of the Receivables Sale Agreement are effective to create valid security interests in favor of Buyer in all of Originator's right, title and interest, in and to the Receivables and Related Security described therein which constitute "accounts," "chattel paper" or "general intangibles" (each as defined in the UCC) (collectively, the "Opinion Collateral"), as security for the payment of a loan deemed to have been made by Buyer to Originator in an amount equal to the aggregate Purchase Prices (as defined therein) of the Eligible Receivables (as defined therein) sold by Originator, together with all other obligations of Originator thereunder.

  (f) Each of the UCC-1 Financing Statements naming Originator as debtor, Buyer, as secured party, and Administrator, as ultimate assignee of secured party to be filed in the [describe filing offices], is in appropriate form for filing therein. Upon filing of such UCC-1 Financing Statements in such filing offices and payment of the required filing fees, the security interest in favor of Buyer in the Opinion Collateral will be perfected and assigned of record to Administrator.

  (g) Based solely on our review of the [describe UCC Search Reports], and assuming (i) the filing of the Financing Statements and payment of the required filing fees in accordance with paragraph (f) and (ii) the absence of any intervening filings between the date and time of the Search Reports and the date and time of the filing of the Financing Statements, the security interest of Buyer in the Opinion Collateral is prior to any security interest granted in the Opinion Collateral by Originator, the priority of which is determined solely by the filing of a financing statement in the [describe filing offices].

  (h) To the best of the opinion giver's knowledge, there is no action, suit or other proceeding against Originator or any Affiliate of Originator, which would materially adversely affect the business or financial condition of Originator and its Affiliates taken as a whole or which would materially adversely affect the ability of Originator to perform its obligations under the Receivables Sale Agreement.

  A "true sale" opinion and "substantive consolidation" opinion of counsel for Originator with respect to the transactions contemplated by the Receivables Sale Agreement.
  A Certificate of a Financial Officer of Originator certifying that, as of the closing date, no Termination Event or Unmatured Termination Event exists and is continuing.
  Executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with the Receivables Sale Agreement.
  Executed Subordinated Note by Buyer in favor of Originator.

Schedule B

NOTICE ADDRESSES

Originator:

Oxford Industries, Inc.
222 Piedmont Avenue

Atlanta, Georgia 30308

Attention: Thomas C. Chubb, III, Secretary

and

J. Reese Lanier, Jr., Treasurer

Facsimile: (404) 653-1545

Telephone: (404) 659-2424

Buyer:

Oxford Receivables Company
222 Piedmont Avenue

Atlanta, Georgia 30308

Attention: Thomas C. Chubb, III, Secretary

and

J. Reese Lanier, Jr., Treasurer

Facsimile: (404) 653-1545

Telephone: (404) 659-2424